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                           BIRTHDAYEXPRESS.COM, INC.

             AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AGREEMENT


         THIS AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AGREEMENT (the "Agreement") is made and entered into as of the 21st day of July, 1999 by and among BIRTHDAYEXPRESS.COM, INC., a Washington corporation (the "Company"), and the holders of Series A Preferred Stock (the "Series A Preferred") of the Company listed on EXHIBIT A to this Agreement (the "Series A Holders"), and the purchasers of Series B Preferred Stock (the "Series B Preferred") of the Company listed on EXHIBIT B to this Agreement (the "Series B Purchasers") (the Series A Holders and the Series B Purchasers may be referred to, collectively, herein as the "Investors" and, individually, as an "Investor").

                                   RECITALS

         WHEREAS, the Company and the Series A Holders possess certain rights and obligations, pursuant to a certain Right of First Refusal Agreement dated October 15, 1998, among the Company and the Series A Holders (the "Prior Agreement").

         WHEREAS, the Company and the Series A Holders desire to terminate the Prior Agreement and to accept the rights rights and obligations created pursuant hereto in lieu of the rights rights and obligations granted to them under the Prior Agreement.

         WHEREAS, the Series B Purchasers and the Company are parties to the Series B Preferred Stock Purchase Agreement of even date herewith (the "Purchase Agreement") providing for the sale and issuance to the Series B Purchasers of Series B Preferred Stock.

         WHEREAS, in order to induce the Company to enter into the Purchase Agreement and to induce the Series B Purchasers to invest funds in the Company pursuant to the Purchase Agreement, the Series B Purchasers, the Series A Holders and the Company hereby agree that this Agreement shall govern the rights of the Series B Purchasers, the Series A Holders and the Company as to the matters set forth herein, and the Company and the Series A Holders hereby agree that the Prior Agreement shall be superseded, rendered void and replaced in its entirety by this Agreement.

                                   AGREEMENT

         NOW THEREFORE, the parties agree as follows:

         1. SALES BY INVESTORS

                  1.1 NOTICE OF SALES

                      (a) Should any Investor (or a Permitted Transferee, as defined below) propose to accept one or more bona fide offers (collectively, a "Purchase Offer") from any persons to purchase shares of the Company's Series A or B Preferred Stock (or Common Stock


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issued upon conversion thereof) (the "Shares") from such Investor (other than as set forth in Section 1.3 of this Agreement), such Investor shall promptly but in no case with less than twenty (20) days notice prior to the expiration of such Purchase Offer, deliver a notice (the "Notice") to the Company stating the terms and conditions of such Purchase Offer including, without limitation, the number of Shares proposed to be sold or transferred, the nature of such sale or transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee.

                      (b) The Company shall have the right, in its sole discretion, exercisable at any time within fifteen (15) days after the Company's receipt of the Notice, to purchase all or any portion of the Shares on the same terms and conditions set forth in the Purchase Offer (the "Right of First Refusal").

                      (c) In the event that the Company declines to exercise in full the Right of First Refusal, the Company may notify all, but not less than all, of the Investors who did not initially propose to accept the Purchase Offer of the Company's decision not to exercise all or any part of the Right of First Refusal. Should the Company elect to notify the Investors the Company shall agree to assign any unexercised portion of the Right of First Refusal to all of the Investors who did not initially propose to accept the Purchase Offer on a pro rata basis, based upon the number of Conversion Shares (as defined below) held by such Investor relative to the aggregate number of Conversion Shares held by all Investors. Each such Investor shall then have the right to submit, within five (5) days after receipt of the notice of determination from the Company but in no case later than the expiration of the Purchase Offer, notice to the Company and the Investor proposing to accept a Purchase Offer of its irrevocable commitment to exercise all or any portion of its pro-rata share of such Right of First Refusal. If any Investors do not exercise their Right of First Refusal, the Shares that would otherwise be allocated to such non-exercising Investors shall be allocated to each exercising Investor on a pro-rata basis (based upon the number of Conversion Shares held by such Investor relative to the aggregate number of Conversion Shares held by all such exercising Investors), provided that the Right of First Refusal must be exercised, if at all, prior to the expiration of the Purchase Offer. Upon expiration or exercise of the Right of First Refusal, the Company will provide notice to all Investors as to whether or not the Right of First Refusal has been or will be exercised by the Company or the Investors. "Conversion Shares" shall mean the number of shares of Common Stock of the Company issued or issuable upon conversion of Series A and/or Series B Preferred Stock held by the Investor and any shares of Common Stock received by the Investor in connection with any stock dividend, stock split or reclassification thereof.

                  1.2 NO ADVERSE EFFECT. The exercise or non-exercise of the rights of the Company or Investors hereunder to purchase in one or more sales of Shares made by an Investor shall not adversely affect their rights to purchase in subsequent sales of Shares by an Investor.

                  1.3 PERMITTED TRANSACTIONS. The provisions of Section 1 of this Agreement shall not pertain or apply to:

                      (a) any pledge of Shares made by an Investor pursuant to a bona fide loan transaction which creates a mere security interest;


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                      (b) any repurchase of Shares by the Company;

                      (c) any bona fide gift;

                      (d) any transfer to an Investor's ancestors, descendants or spouse or to a trust for their benefit; or

                      (e) any sale or transfer of Shares between the Investors;

         PROVIDED, in each case, that (i) the Investor(s) shall inform the Company of such pledge, transfer or gift prior to effecting it, and (ii) the pledgee, transferee or donee (each a "Permitted Transferee") shall furnish the Company with a written agreement to be bound by and comply with all provisions of this Agreement applicable to the Investors.

         2.       TRANSFER RESTRICTIONS

                  2.1 PROHIBITED TRANSFERS. Any attempt by an Investor to transfer Shares in violation of Section 1 of this Agreement shall be void and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares without the written consent of the holders of a majority of the Conversion Shares.

                  2.2 LEGENDED CERTIFICATES. Each certificate representing shares of the capital stock of the Company now or hereafter owned by the Investors or issued to any Permitted Transferee pursuant to Section 1.3 shall bear the following legend:

                           "THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE
                  SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN RIGHT OF FIRST REFUSAL AGREEMENT BY AND BETWEEN THE SHAREHOLDER, THE CORPORATION AND CERTAIN HOLDERS OF COMMON AND PREFERRED STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION."

         3. TERMINATION

                  3.1 TERMINATION EVENTS. This Agreement shall terminate upon the earliest to occur of any one of the following events (and shall not apply to any transfer by a Investor in connection with any such event):

                      (a) The liquidation, dissolution or indefinite cessation of the business operations of the Company;

                      (b) The execution by the Company of a general assignment for the benefit of creditors or the appointment of a receiver or trustee to take possession of the property and assets of the Company;


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                      (c) A firm commitment underwritten public offering by
the Company of shares of its Common Stock pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended, which results in aggregate cash proceeds to the Company of $20,000,000 (net of underwriting discounts and commissions) at a public offering price of at least $12.00 per share; or

                      (d) The sale, conveyance, disposal, or encumbrance of all or substantially all of the Company's property or business or the Company's merger into or consolidation with any other corporation (other than a wholly, owned subsidiary corporation) or if the Company effects any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, provided that this Section 3.1(d) shall not apply a merger effected exclusively for the purpose of changing the domicile of the Company.

                  3.2 REMOVAL OF LEGEND. At any time after the termination of this Agreement in accordance with Section 3.1, any holder of a stock certificate legended pursuant to Section 2.2 may surrender such certificate to the Company for removal of such legend, and the Company will duly reissue a new certificate without the legend.

         4.       MISCELLANEOUS

                  4.1 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, the parties' respective successors, assigns and legal representatives.

                  4.2 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended or waived only with the written consent of the Company and the holders of at least a majority of the Series A and Series B Preferred Stock (or their respective successors and assigns), voting together as a single class. Any amendment or waiver effected in accordance with this Section 4.2 shall be binding upon the Company and the Investors and each of their respective successors and assigns.

                  4.3 NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient on the date of delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party's address or fax number as set forth below on the signature page or on EXHIBIT A hereto, or as subsequently modified by written notice.

                  4.4 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then
(a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.


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                  4.5 GOVERNING LAW. This Agreement and all acts and
transactions pursuant hereto and the fights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Washington, without giving effect to principles of conflicts of law.

                  4.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

                  4.7 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  4.8 ADDITIONAL SERIES B PURCHASER. If 1,580,000 shares of Series B Preferred are not sold on the date of this Agreement, the Company has the right, pursuant to Section 1.2(c) of the Purchase Agreement, at any time prior to October 30, 1999, to sell that number of shares of Series B Preferred equal to the difference between 1,580,000 minus the number of shares of Series B Preferred Stock issued and sold on the date of this Agreement to one or more additional purchasers as determined by the Company. Any such additional purchaser shall execute an Addendum Agreement substantially in the form attached hereto as EXHIBIT C and shall become a party to this Agreement and shall be considered a "Series B Purchaser" for purposes of this Agreement.



                           [Signature Page Follows]






                                       5.

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         The parties have executed this Amended and Restated Right of First
Refusal Agreement as of the date first written above.


COMPANY:                               SERIES A HOLDER:


BIRTHDAYEXPRESS.COM, INC.              -------------------------------------
                                       (Print name)


By:                                    By:
    ---------------------------            ---------------------------------


Title:                                 Title:
       ------------------------               ------------------------------


Address: 11220 120th Avenue N.E        Dated:
         Kirkland, Washington 98033           ------------------------------

Fax No.: (425) 889-9741                SERIES B PURCHASER:


                                       By:
                                           ---------------------------------


                                       Title:
                                              ------------------------------


                                       Dated:
                                              ------------------------------






                    SIGNATURE PAGE TO AMENDED AND RESTATED
                       RIGHT OF FIRST REFUSAL AGREEMENT